Exhibit 99.1

VIAVID

communications simplified.

The Coretec Group

Shareholder Call

November 17, 2021

C O R P O R A T E P A R T I C I P A N T S

Matt Kappers, Chief Executive Officer

Victor Keen, Co-Chairman

Matt Hoffman, Chief Financial Officer

Simon Calton, Co-Chairman

P R E S E N T A T I O N

Operator

Welcome to The Coretec Group Shareholder Call. My name is Emily, and I'll be coordinating the call today.

I now have the pleasure of turning the call over to our host, Matt Kappers. Please go ahead.

Matt Kappers

Good morning and welcome to The Coretec Group Shareholder Call. I'm Matt Kappers, the Chief Executive Officer of the Coretec Group. With me is Matt Hoffman, our Chief Financial Officer. Joining remotely are co-Chairman Victor Keen and Simon Calton.

On today's call, we will provide an overview of the Company's goals and objectives, as well as an update on our headway in achieving those goals. It is important to have our team aligned on our objectives. A few months ago, we had a Company work session in which we laid out our goals and a timeline to achieve them. We are making great progress and excited to tell you about it.

Before we discuss our goals, we will first give some background on cyclohexasilane, what we call CHS. Cyclohexasilane is a silicon-based compound with unique characteristics around which we have developed exciting, novel, and commercially viable applications, such as batteries in the EV market, LED lighting used in vertical agriculture, such as cannabis, and semiconductors. The simplest explanation of CHS is that it delivers six times the amount of silicon in one molecule.

Equally important, CHS is a liquid versus the competing materials, which are gases. Being a liquid, it is easier to use in certain production processes, as well as being easier to transport and store. CHS has a long life, and when frozen, it can be stored for two years or more.

The Coretec Group owns four patents regarding the synthesis and use of CHS and Silicon. In March 2020, we filed a full patent application, that is a novel and inventive way to produce CHS in a cost effective and safe method. With this patent, our proprietary process of making CHS is protected. Other patents include the use of CHS in ultraviolet LED, which can be applied in the development of vertical agriculture lighting. We have a provisional patent in using CHS and other silanes in the development of advanced silicon anodes and semiconductors.

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Most recently, we have filed a provisional patent in using CHS and other silanes in silicon quantum dots. In general, these patents give us protection as we commercialize CHS in silicon quantum dots in various markets. Later in this call, we will be explaining our research plans, both internally and with our partners. These projects could spin out additional patents and increase our IP landscape.

For the battery market, CHS' unique properties enable a new type of silicon anode fabrication with the potential to augment or completely replace the traditional graphite anodes used in lithium ion batteries. Preliminary research has shown that using CHS in such an anode may lead to better cycling stability, as well as faster charging cycles and higher energy density, which means greater capacity from the same battery size and weight. These properties could lead to large improvement in the electric vehicle and other energy storage industries.

In July 2021, we partnered with the French Alternative Energies and Atomic Energy Commission, known as CEA, to evaluate CHS in the creation of silicon anodes and to validate our research. CEA's work is underway. In March 2021, we filed a provisional patent for identifying and defining novel capabilities of CHS derived silicon with the next generation of silicon anode battery technology. This patent will protect our developments in the CHS battery technology.

The next major market is silicon quantum dots, which can be used in LED lighting and solar panels. LED lighting has a variety of applications, including vertical agriculture, for example, cannabis farms and large area lighting such as parking lots and stadiums, and high definition displays such as monitors and HDTVs.

As LED manufacturers incorporate more quantum dot technology into their devices in order to make more efficient use of the energy used to power them, silicon quantum dots in particular offer a non-toxic alternative to the indium phosphide and cadmium solenoid quantum dots that are widely used. Additionally, judicious use of quantum dot technology allows greater capability for tighter wavelength distributions, leading to truer colors in displays, and more tailored and efficient energy sources for plants in vertical agriculture.

By 2027, the solid state lighting market is estimated to be $74 billion. In addition to LED lighting, silicon quantum dots have uses in solar panels, lasers, drug delivery, quantum computing, and biotechnology, and more. With solar panels, silicon quantum dot integration enables wider light frequency capture and could improve photovoltaic energy efficiency up to 10% by increasing the light spectrum absorbed by a solar panel, thereby allowing the solar panel to absorb light for a longer period of time in twilight and early morning.

By 2026, the solar energy market is estimated to be $333 billion. In June 2021, we filed patent for silicon quantum dots that emit the ultraviolet weight-like range. In August 2021, we filed a provisional patent that targets novel routes to making silicon quantum dots in an efficient and highly scalable way. These patents will provide IP protection for our future silicon quantum dot developments. The other major market that we are pursuing is the semiconductor market.

The six silicon atoms in a single CHS molecule make it particularly suited for faster deposition rates. Additionally, CHS has shown to be capable of deposition at lower temperatures than other sources of silicon in the market. This is known as thermal budget in the industry and is of great importance. In June 2021, we signed an agreement with Eindhoven University of Technology for sponsored research in CHS and CHS' deposition rates. The data from the Eindhoven research will help determine the direction of CHS in the semiconductor market. Those are the major target markets for CHS.

Victor, would you like to make a few comments?

Victor Keen

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Thank you. Yes, I would. I'm probably just about the longest holding shareholder in the Company and I recognize some of the names here. John Emerson is on the line and you go back with us for many years, including back to the 3DIcon days. You're going to hear more about 3DIcon later.

The main thing, Matt, that I'd like to make clear to everybody and compliment the people on our staff, I invite everybody on the call to go to our website and look at the resumes of our staff. We have, not that 3DIcon and earlier, we didn't have some great people, but I think if you look at the resumes and accomplishments of the people in our staff, I'm very proud of them and really pleased to continue to be part of this Company.

In addition, we have in the Investor part of our website, we describe our directors. I would like to point out, and you'll hear more about this later, we have a new Board member, Doug Freitag, and some of you that remember some of the early days, Doug Freitag was instrumental in working with us on 3DIcon. He's the newest member of the Board and really has already added a substantial value.

I think that's all I'd like you to do, is look at the people on our staff and I think you'll agree with me that we've got a very top grade staff. Hold on for later, you'll hear a little bit more. We've got some exciting developments on 3DIcon, which is a little bit in the rear view mirror, but I think we've got some exciting news on that too.

Thank you very much, Matt, for letting me have the opportunity to say a few words.

Matt Kappers

Thank you, Victor, and to reiterate what you've said, we have quite the team here. It's highly talented, highly educated, and it's really fun to work with this group. The hard part is trying to harness all the energy and get it in the right direction, and we're certainly doing that.

Next, I want to talk a little bit about the funding transaction that we completed in March of this year. Matt Hoffman, would you like to explain a little bit more about that?

Matt Hoffman

Thanks, Matt. During the second half of 2020, we knew that cash infusion was critical to continue the development of our technologies. After careful consideration and working with our investment banking firm of H.C. Wainwright, we entered into a private placement offering with Armistice Capital in early March of 2021.

The gross proceeds of this deal were $6 million for 75 million common shares. In addition, a further 82.5 million warrants were awarded to Armistice and were immediately exercisable at $0.08. For anyone not familiar with warrant exercise, Armistice would have to pay the Coretec Group an additional $6.6 million to exercise these warrants and realize the 82.5 million shares.

The use of these proceeds is dedicated to development and expansion of our technologies and normal working capital. This funding was, and is, critical to our progress as a Company and the specific goals that Matt Kappers will now provide details on.

Matt Kappers

Thank you, Matt. We received a number of questions via email and in the following segment of this call, we will describe our recent achievements, which will address some of the questions that have been submitted. As we continue to research and develop CHS silicon quantum dots in CSpace, it is important to update our strategic plan.

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For the Coretec Group, the cornerstone of our strategy is our technology roadmap. The team developed a comprehensive technology roadmap that encompasses key value propositions, applications, the researcher being used, as well as the technology to be vetted. In developing this technology roadmap, it was very interesting to see the different angles from all the different scientists and how we are going to accomplish these goals.

It's important to say that this roadmap drives our decisions in deploying capital and research, as well as goal setting. I'll next speak to a number of the goals that we set out earlier in the year. Goal number one is to receive and analyze data from our sponsored and commercial research on CHS in various applications. Sponsored research is usually with universities or research laboratories with a specific expertise, and with commercial research, it will come from potential partners that are testing CHS in various applications.

As we previously mentioned, we currently have research being conducted by CEA and Eindhoven University. Both projects are year-long engagements. However, we will receive periodic reports as the research is being conducted. Further to that point, we have regularly scheduled conference calls with our group once the research gets a little further along.

We are in discussions with potential partners and companies to research CHS and other applications. The reason for conducting this further research and testing is that we've had interest from a number of customers who have requested further data be provided before they purchase the material. Once this research has been completed, the process of supplying CHS will be wider across all markets, as customers can see their questions answered without having to test the material themselves.

Along the same lines, our second goal is to pursue research for our CSpace product. The challenge is to find an economical and viable material for the image chamber. As we all know, that has been a challenge for the CSpace product. We have good news to report. In August of this year and in collaboration with the University of Adelaide, we submitted a proposal to the Government of Australia to co-sponsor research of the viewing glass in our CSpace project.

This effort will be funded jointly by Coretec and the Australian Government. This research will test glass that has high reflectivity for use in the image chamber. The team at the University of Adelaide are known worldwide as leading experts in glass materials. Currently, we are in the process of finalizing the agreement and we'll make a formal announcement once the agreement is reached. The Adelaide research is an important step in the commercialization of CSpace.

Our third goal is to engage with a domestic supplier of CHS. CHS is a pyrophoric material. Pyrophoric means that when exposed to air, it becomes flammable, thus it cannot be shipped via airlines. From our European suppliers, it has to be shipped via boat. In addition, COVID conditions in Europe has slowed production significantly. Therefore, having a U.S. company that can supply our North American partners is a high priority.

This week, we signed a supply agreement with Richman Chemical, which is headquartered outside Philadelphia. More importantly, we have a cooperative relationship with Richman Chemical, and we look forward to working with them on future CHS development, as well as other developments in the silicon arena. As you may be aware, Evonik is our preferred European supplier. Germany was hit hard with COVID and with COVID restrictions, which have severely delayed the fulfillment of our supply agreement.

To date, Evonik is still working to produce the last part of our order. To avoid seeing delays like this in the future, it is important as a Company that we make sure that our supply chain is not dependent on one supplier. We are now in discussions with another supplier to meet any additional needs of our European partners.

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Our fourth goal, which is a really important goal for our team here in Ann Arbor, is to start our own laboratory so we can produce small batches of CHS and silicon quantum dots, as well as conduct targeted experiments. Having our lab will help us achieve goal number one, which is analyzing data on CHS properties. Last month, we moved offices. In our new building, the landlord is building out a laboratory for us and it will be available next month.

We are currently interviewing scientists to work in the lab. By the first of the year, our lab will be operational. This is a major step forward for the Coretec Group. We have received questions regarding the use of CHS in batteries. I am happy to report that the Coretec Group is embarking on an initiative to develop its own CHS battery.

Once our laboratory is up and running, we will produce CHS and then start designing a battery structure using CHS. The goal is to have a proof of concept using CHS in batteries. Having industry expertise is critically important, so we are in discussions with commercial laboratories to assist us as well as a major university.

Currently, to the best of our knowledge, no other battery company is using CHS in its battery structure. There have been talks about companies using silicon, but not CHS in batteries. The battery in the EV market is a hot market and our CH battery, if successful, can be a key player. Our fifth goal is to accelerate revenue growth of the business over and above the organic growth we are expecting from CHS quantum dots and CSpace.

We believe the quickest way to achieve this is by completing an acquisition or partnership. A strategic acquisition could increase our technology portfolio and accelerate our revenue growth. We are actively pursuing deals and currently evaluating a number of opportunities. In particular, we are seeking a company of technology that will support our battery initiative, as well as a business that complements and enhances the core Coretec Group strategy, core technologies, hence the name, the Coretec Group. The strategy is fully supported by our main investors, Armistice in the Diversified Alpha Fund, as a strategic growth path.

Our sixth goal was to add one member to our Board of Directors. As Victor mentioned, last month, Doug Frietag joined our Board and has had an immediate impact. Doug's institutional knowledge of Coretec and his deep experience in the commercialization of technologies will provide strong guidance for our Company moving forward.

We received a question regarding chip shortage and Biden’s effort to help reduce it. In response, the research being conducted at Eindhoven University studies the deposition range using CHS. Results are a key component to the effectiveness of CHS in microchips and thus our value proposition with chip makers. In addition, we have domestic chip makers and others who are waiting for CHS so they can evaluate their product in their equipment. Once Richman Chemical gets up to speed and manufactures CHS, we will ship the product to these customers for their evaluation.

We've also received a number of questions regarding the battery arms race government funding in CEA. By the way, I appreciate the arms race quote, as I mentioned that in one of my blogs. We've covered most of the material earlier in this call. However, I want to reiterate the importance of having our own lab. With a Coretec lab, we'll be able to conduct our own research in conjunction with CEA, and thereby accelerating the process.

Further, the recent Infrastructure Bill contains significant funding for battery development. Since we will have our own lab, we will be able to apply for some of this funding. Our CHS battery initiative is a big step for our Company.

Simon, do you have a few remarks to add?

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Simon Calton

Yes. Thank you for that, Matt, I appreciate it. Hopefully I don't waffle too much, but as a lot of you know, I've been one of the main investors for the Coretec Group since before it was the Coretec Group. I'm also an integral part of the Diversified Alpha Fund Committee, albeit I don’t have voting rights when it comes to Coretec.

Right from the outset, the whole point of this Company was to—the whole name of the Company was based around the ideas of what the Company should be, and that is to promote core technologies and different technologies that we are expected to take on as the Company grows. Currently, those technologies are CHS, now into quantum dots, even quantum dots are separate to CHS, and still CSpace. I think that will grow over the coming years. I think what the guys have done under the leadership of Matt Kappers this year has been excellent. I think the team have done really, really well. The team have all come into their own through 2021.

I think with COVID and 2020, some difficult times there for everybody, and I think that Coretec was no different. In 2021, they have their labs being set up, they have different research being completed for customers that have asked for that research across the globe. You've got their acquisition plan and companies that they're looking at, and the production of this proof of concept battery, which will really allow things to open up with the customers that they're talking to.

I think we've made some real headway this year and I know that I'm excited. I know that I speak for all of the major investors, that we're excited about what future holds. Thanks, Matt. Well done to you and your team.

Matt Kappers

Thanks, Simon, and it really has been a team effort and our team is growing as we add a scientist. We recently hired an intern and we're on a very strong trajectory. As Victor mentioned, we have a very talented and experienced team. More importantly, the team is very goal driven, as you can tell by the way we laid out the goals here previous in this call.

Creating disruptive technologies is difficult and time consuming, and we are making great strides, and we look forward to even more accomplishments in the future.

To finish up, I want to thank everyone who submitted questions and thank everyone for your support. Moving forward, we will have shareholder calls on a more regular basis. In the meantime, the best way to stay abreast of our developments is to sign up for our investor email alerts at www.investors.thecoretecgroup.com, and to follow us on social media.

We thank you for your time and have a good day.

Operator

This now concludes our call. Thank you for joining us today. Please be advised that a transcription will be available on our IR site within 24 hours of the conclusion of this event. Have a great day, and please now disconnect your lines.

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